CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS


                                    FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


                        Date of Event: September 2, 2004
                        (date of earliest event reported)


                   Diversified Financial Resources Corporation
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)



             000-22373                                      58-2027283
             ---------                                      ----------
 (Commission File Number)                  (IRS Employer Identification Number)

                1771 - Wolviston Way, San Diego, California 92154
                    (Address of principal executive offices)
        (619) 575-7041 (Registrant's telephone number, including area code)





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ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

On September 2, 2004, a resolution of the Board of Directors of the Registrant authorized the issuance of 1,500,000,000 restricted common stock to be issued, John Chapman, President and Director of the Registrant is to receive 500,000,000 shares, John Casey, Director of the Registrant received 500,000,000 shares and Dennis Thompson, Director of the Registrant received 500,000,000 shares. Each of the issuances were carried out pursuant to Section 4(2) of the Securities Act of 1993.

These shares have been issued as compensation to each of the directors for their services provided to the Registrant as directors for the period from January 1, 2004 through the date of resolution issuing the shares to the named individuals. As a result of the issuance and regardless of pre-existing holdings of the stock of the Registrant, Mr. Casey and Mr. Thompson are individually now holders of in excess of 5% of the issued and outstanding shares of the common stock of the Registrant.

In a second resolution dated August 31, 2004 the Board of Directors of the Registrant authorized the issuance and delivery of 2,000,000,000 shares of restricted common stock to John Chapman, President and Director of the Registrant. The shares were issued to Mr. Chapman as compensation for his services as President of the Registrant and were issued to him in a private transaction pursuant to Section 4(2) of the Securities Act of 1993. Regardless of the number of shares held by Mr. Chapman prior to the two issuances described herein the total of 2,500,000,000 newly issued shares gives Mr. Chapman in excess of 50% of the issued and outstanding shares of the common stock of the Registrant.

ITEM  9.01       FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included as part of this report:

EXHIBIT        PAGE
NO.            NO.    DESCRIPTION

N/A

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Financial Resources, Inc.


Signature                                                  Date
 /s/ John R. Chapman                                       September 2, 2004
------------------------------------
John R. Chapman
as CEO, President and Director



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